Exhibit 3.1

FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

EQUATOR Beverage Company

EQUATOR Beverage Company (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is EQUATOR Beverage Company. The Corporation was originally incorporated under the name Mojo Shopping Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 2, 2007, which was amended by the filing of Certificates of Amendment thereto with the Secretary of State of the State of Delaware on April 28, 2011, December 27, 2011, December 28, 2011, April 1, 2013, June 10, 2021, July 5, 2022, (as so amended, the “Original Certificate”).

2. This First Amended and Restated Certificate of Incorporation (this “First Amended and Restated Certificate”), which amends and restates the Original Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL.

3. The text of the Original Certificate is hereby amended and restated by this First Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

4. This First Amended and Restated Certificate shall become immediately effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, EQUATOR Beverage Company has caused this Amended and Restated Certificate to be signed by a duly authorized officer of the Corporation, on April 20, 2026.

EQUATOR Beverage Company

By: /s/ Glenn Simpson
Name: Glenn Simpson
Title: Chairman & CEO

EXHIBIT A

ARTICLE I

NAME

The name of the corporation is EQUATOR Beverage Company.

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware, County of Kent is 614 N Dupont Hwy Suite 210, Dover, Delaware 19901. The Registered Agent in charge thereof is URS Agents, LLC.

ARTICLE IV

CAPITALIZATION

The total number of shares of capital stock which the Corporation shall have the authority to issue is 10,000,000 shares, all of which shares shall be Common Stock having a par value of $0.001 per share.

ARTICLE V

MEETINGS OF STOCKHOLDERS; BOOKS AND RECORDS

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors in the by-laws of the Corporation. Election of the directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE VI

BUSINESS COMBINATIONS

The Corporation expressly elects to not be governed by or subject to Section 203 of the DGCL.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY;

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.1 Limitation of Director Liability, To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Corporation shall indemnify and hold harmless each current and former director, officer or employee of the Corporation and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Corporation to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or employee of the Corporation and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director, officer or employee (or such person’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Section 7.1 on current and former directors, officers and employees of the Corporation or other fiduciary of any entity contemplated by this Section 7.1 if such service was at the request or for the benefit of the Corporation shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), subject to receipt of an undertaking by or on behalf of such director, officer or employee or other fiduciary of any entity contemplated by this Section 7.1 if such service was at the request or for the benefit of the Corporation to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. No amendment to, modification of or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment

Section 7.2 Indemnification and Advancement of Expenses.

(a) The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation, or to those persons serving at the Corporation’s request as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, similar to those conferred in this Article VII to directors and officers of the Corporation.

(b) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

(c) The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Any repeal or modification of any provision of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By-Laws of the Corporation. The By-Laws also may be adopted, amended, altered or repealed by the stockholders.

ARTICLE IX

SHAREHOLDER ACTION

Action may be taken by the stockholders of the Corporation by majority written consent and otherwise at an annual or special meeting of stockholders called in accordance with the Bylaws. Special meetings of the stockholders shall be called only by the President, the Chief Executive Officer, the Chairman of the Board, or a majority of the Board of Directors.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL; and except as set forth in Article VII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.